                                                  AMERICAN SKANDIA TRUST
                                              INVESTMENT MANAGEMENT AGREEMENT
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               THIS AGREEMENT is made this 1st day of May, 2002 by and between  American  Skandia  Trust,  a  Massachusetts business trust (the "Fund"),  and American  Skandia  Investment  Services,  Incorporated,  a Connecticut  corporation  (the
"Investment Manager");

                                                     W I T N E S E T H
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               WHEREAS,  the Fund is  registered  as an  open-end,  diversified  management  investment  company  under the
Investment  Company Act of 1940, as amended (the  "Investment  Company  Act"),  and the rules and  regulations  promulgated thereunder; and

               WHEREAS,  the Investment Manager is registered as an investment adviser under the Investment Advisers Act of
1940, as amended (the "Investment Advisers Act"); and

               WHEREAS,  the Fund and the  Investment  Manager  desire  to  enter  into an  agreement  to  provide  for the management  of the  assets of the AST DeAM  Global  Allocation  Portfolio  (the  "Portfolio")  on the terms and  conditions hereinafter set forth.

               NOW  THEREFORE,  in  consideration  of the mutual  covenants  herein  contained  and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

               1.     Management.  The Investment  Manager shall act as investment  manager for the Portfolio and shall, in
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such  capacity,  manage the investment  operations of the Portfolio,  including the purchase,  retention,  disposition  and lending of  securities,  subject at all times to the policies and control of the Fund's Board of Trustees.  The  Investment
Manager  shall give the Portfolio the benefit of its best  judgments,  efforts and  facilities in rendering its services as investment manager.

               2.     Duties of  Investment  Manager.  In  carrying  out its  obligation  under  paragraph  1  hereof,  the
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Investment Manager shall:

                      (a)  supervise and manage all aspects of the Portfolio's operations:

                      (b)  provide  the  Portfolio  or  obtain  for  it,  and   thereafter   supervise,   such   executive,
administrative, clerical and shareholder servicing services as are deemed advisable by the Fund's Board of Trustees;

                      (c) arrange,  but not pay for, the periodic updating of prospectuses and supplements  thereto,  proxy material,  tax returns,  reports to the Portfolio's  shareholders,  reports to and filings with the Securities and Exchange
Commission, state Blue Sky authorities and other applicable regulatory authorities;

                      (d) provide to the Board of Trustees of the Fund on a regular basis,  written  financial  reports and analyses on the Portfolio's securities transactions and the operations of comparable investment companies;

                      (e)  obtain  and  evaluate  pertinent  information  about  significant   developments  and  economic,
statistical and financial data, domestic,  foreign or otherwise,  whether affecting the economy generally or the Portfolio, and whether  concerning  the individual  issuers whose  securities are included in the Portfolio or the activities in which they  engage,  or with  respect to  securities  which the  Investment  Manager  considers  desirable  for  inclusion in the
Portfolio;

                      (f) determine what issuers and  securities  shall be  represented  in the  Portfolio's  portfolio and regularly report them in writing to the Board of Trustees;

                      (g)  formulate  and implement  continuing  programs for the purchases and sales of the  securities of such issuers and regularly report in writing thereon to the Board of Trustees; and

                      (h) take, on behalf of the  Portfolio,  all actions which appear to the Fund  necessary to carry into effect such purchase and sale  programs and  supervisory  functions as  aforesaid,  including the placing of orders for the purchase and sale of portfolio securities.

               3.     Broker-Dealer  Relationships.  The Investment  Manager is  responsible  for decisions to buy and sell
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securities for the Portfolio,  broker-dealer  selection,  and negotiation of its brokerage commission rates. The Investment
Manager shall  determine the  securities to be purchased or sold by the Portfolio  pursuant to its  determinations  with or through  such  persons,  brokers or dealers,  in  conformity  with the policy with respect to brokerage as set forth in the
Fund's  Prospectus  and Statement of Additional  Information,  or as the Board of Trustees may determine from time to time.
Generally,   the  Investment   Manager's  primary   consideration  in  placing  Portfolio   securities   transactions  with
broker-dealers  for  execution is to obtain and maintain the  availability  of,  execution at the best net price and in the most effective manner  possible.  The Investment  Manager may consider sale of the shares of the Portfolio,  subject to the requirements of best net price and most favorable execution.

               Consistent with this policy,  the Investment  Manager will take the following into  consideration:  the best net price available;  the reliability,  integrity and financial condition of the broker-dealer;  the size of and difficulty in executing the order; and the value of the expected  contribution of the  broker-dealer to the investment  performance of the Portfolio on a continuing  basis.  Accordingly,  the cost of the brokerage  commissions to the Portfolio may be greater than that  available  from other  brokers if the  difference  is  reasonably  justified by other  aspects of the  portfolio execution  services  offered.  Subject to such policies and  procedures as the Board of Trustees of the Fund may determine, the  Investment  Manager shall not be deemed to have acted  unlawfully or to have breached any duty solely by reason of its having caused the Portfolio to pay a broker or dealer that provides  research  services to the  Investment  Manager for the
Portfolio's  use an amount of  commission  for  effecting a  portfolio  investment  transaction  in excess of the amount of commission  another  broker or dealer  would have  charged for  effecting  that  transaction,  if the  Investment  Manager, determines in good faith that such amount of commission  was  reasonable in relation to the value of the research  services provided  by such  broker,  viewed in terms of either that  particular  transaction  or the  Investment  Manager's  ongoing responsibilities  with  respect to the  Portfolio.  The  Investment  Manager is further  authorized  to allocate the orders placed by it on behalf of the Portfolio to such brokers and dealers who also provide research or statistical  material,  or other services to the Fund or the  Investment  Manager.  Such  allocation  shall be in such amounts and  proportions as the
Investment  Manager shall determine and the Investment  Manager will report on said allocations to the Board of Trustees of the Fund  regularly as requested by the Board and, in any event,  at least once each calendar  year if no specific  request is made, indicating the brokers to whom such allocations have been made and the basis therefor.

               4.     Control by Board of Trustees.  Any investment  program  undertaken by the Investment Manager pursuant
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to this  Agreement,  as well as any other  activities  undertaken by the Investment  Manager on behalf of the Fund pursuant thereto, shall at all times be subject to any directives of the Board of Trustees of the Fund.

               5.     Compliance with Applicable  Requirements.  In carrying out its obligations under this Agreement,  the
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Investment Manager shall at all times conform to:

                      (a) all  applicable  provisions of the  Investment  Company Act and  Investment  Advisers Act and any
rules and regulations adopted thereunder, as amended; and

                      (b) the  provisions of the  Registration  Statements of the Fund under the Securities Act of 1933 and the Investment Company Act, including the investment  objectives,  policies and restrictions,  and permissible  investments specified therein; and

                      (c)  the provisions of the Declaration of Trust of the Fund, as amended; and

                      (d)  the provisions of the By-laws of the Fund, as amended; and

                      (e)  any other applicable provisions of state and federal law.

               6.     Expenses.  The  expenses  connected  with  the  Fund  shall  be  allocable  between  the Fund and the
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Investment Manager as follows:

                      (a) The Investment  Manager shall furnish,  at its expense and without cost to the Fund, the services of a President,  Secretary,  and one or more Vice Presidents of the Fund, to the extent that such  additional  officers may be required by the Fund for the proper conduct of its affairs.

                      (b) The  Investment  Manager shall further  maintain,  at its expense and without cost to the Fund, a trading  function in order to carry out its  obligations  under  subparagraphs  (f),  (g) and (h) of  paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Portfolio.

                      (c)  Nothing in subparagraph (a) hereof shall be construed to require the Investment Manager to bear:

                      (i) any of the costs (including  applicable  office space,  facilities and equipment) of the services of a principal  financial  officer of the Fund whose normal  duties  consist of  maintaining  the  financial accounts and books and records of the Fund;  including the reviewing of  calculations of net asset value and preparing tax returns; or

                      (ii) any of the costs (including  applicable office space,  facilities and equipment) of the services of any of the personnel operating under the direction of such principal  financial officer.  Notwithstanding the obligation of the Fund to bear the expense of the functions  referred to in clauses (i) and (ii) of this subparagraph  (c), the  Investment  Manager may pay the  salaries,  including any  applicable  employment or payroll taxes and other salary costs, of the principal  financial  officer and other personnel  carrying out such functions and the Fund shall reimburse the Investment Manager therefor upon proper accounting.

                      (d) All of the ordinary  business  expenses  incurred in the  operations of the Fund and the offering of its shares  shall be borne by the Fund unless  specifically  provided  otherwise  in this  paragraph  6. These  expenses include but are not limited to brokerage commissions,  legal,  auditing,  taxes or governmental fees, the cost of preparing share  certificates,  custodian,  depository,  transfer  and  shareholder  service  agent costs,  expenses of issue,  sale, redemption  and  repurchase of shares,  expenses of  registering  and  qualifying  shares for sale,  insurance  premiums on property or  personnel  (including  officers and trustees if  available)  of the Fund which inure to its benefit,  expenses relating to trustee and shareholder  meetings,  the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses  incurred by the Fund in connection with  membership in investment  company  organizations  and the cost of printing copies of prospectuses and statements of additional information distributed to shareholders.

               7.     Delegation  of  Responsibilities.  Upon the request of the Fund's Board of Trustees,  the  Investment
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Manager  may  perform  services  on behalf of the Fund which are not  required by this  Agreement.  Such  services  will be performed on behalf of the Fund and the  Investment  Manager's cost in rendering such services may be billed monthly to the
Fund,  subject to examination by the Fund's  independent  accountants.  Payment or assumption by the Investment  Manager of any Fund expense that the Investment  Manager is not required to pay or assume under this  Agreement  shall not relieve the
Investment  Manager of any of its obligations to the Fund nor obligate the Investment  Manager to pay or assume any similar
Fund expense on any subsequent occasion.

               8.    Engagement  of  Sub-advisors  and  Broker-Dealers.  The  Investment  Manager  may  engage,  subject to
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approval of the Fund's Board of Trustees,  and where required,  the shareholders of the Portfolio, a sub-advisor to provide advisory services in relation to the Portfolio.  Under such  sub-advisory  agreement,  the Investment  Manager may delegate to the sub-advisor the duties outlined in subparagraphs (e), (f), (g) and (h) of paragraph 2 hereof.

               9.     Compensation.  The Fund shall pay the Investment  Manager in full  compensation for services rendered
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hereunder an annual  investment  advisory fee. The fee shall be payable monthly in arrears,  based on the average daily net assets of the Portfolio for each month, at the annual rate set forth in Exhibit A to this Agreement.

               10.    Expense  Limitation.  If,  for any  fiscal  year of the  Fund,  the  total of all  ordinary  business
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expenses of the Portfolio,  including all investment advisory and administration  fees but excluding brokerage  commissions and fees,  taxes,  interest and  extraordinary  expenses  such as  litigation,  would exceed 1.25% of the average daily net assets of the Portfolio,  the  Investment  Manager  agrees to pay the Fund such excess  expenses,  and if required to do so pursuant to such  applicable  statute or regulatory  authority,  to pay to the Fund such excess  expenses no later than the last day of the first month of the next succeeding  fiscal year of the Fund. For the purposes of this  paragraph,  the term
"fiscal  year" shall  exclude  the portion of the Fund's  current  fiscal year which shall have  elapsed  prior to the date hereof and shall  include the portion of the then current  fiscal year which shall have elapsed at the date of  termination of this Agreement.

               11.    Non-Exclusivity.  The services of the Investment  Manager to the Portfolio are not to be deemed to be
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exclusive,  and the Investment  Manager shall be free to render investment  advisory and corporate  administrative or other services to others (including other investment  companies) and to engage in other  activities.  It is understood and agreed that officers or directors of the  Investment  Manager may serve as officers or trustees of the Fund,  and that officers or trustees of the Fund may serve as officers or  directors  of the  Investment  Manager to the extent  permitted  by law; and
that the officers and directors of the Investment  Manager are not prohibited from engaging in any other business  activity or from  rendering  services to any other person,  or from serving as partners,  officers or directors of any other firm or corporation, including other investment companies.

               12.    Term and Approval.  This Agreement shall become  effective on May 1, 2002 and shall continue in force
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and effect from year to year, provided that such continuance is specifically approved at least annually:

                      (a) (i) by the  Fund's  Board  of  Trustees  or (ii) by the  vote of a  majority  of the  Portfolio's outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act); and

                      (b) by the  affirmative  vote of a majority of the trustees who are not parties to this  Agreement or interested  persons  of a party to this  Agreement  (other  than as Fund  trustees),  by votes  cast in person at a meeting specifically called for such purpose.

               13.    Termination.  This  Agreement  may be  terminated  at any time  without the payment of any penalty or
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prejudice to the completion of any transactions  already initiated on behalf of the Portfolio,  by vote of the Fund's Board of Trustees or by vote of a majority of the Portfolio's  outstanding voting securities,  or by the Investment  Manager,  on sixty (60) days' written  notice to the other party.  The notice  provided for herein may be waived by either  party.  This
Agreement  automatically  terminates  in the event of its  assignment,  the term  "assignment"  for the purpose  having the meaning defined in Section 2(a)(4) of the Investment Company Act.

               14.    Liability of  Investment  Manager and  Indemnification.  In the absence of willful  misfeasance,  bad
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faith,  gross negligence or reckless  disregard of obligations or duties hereunder on the part of the Investment Manager or any of its officers,  trustees or employees,  it shall not be subject to liability to the Fund or to any shareholder of the
Portfolio  for any act or omission in the course of, or  connected  with,  rendering  services  hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

               15.    Liability of Trustees and  Shareholders.  A copy of the  Agreement  and  Declaration  of Trust of the
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Fund is on file with the Secretary of The  Commonwealth of  Massachusetts,  and notice is hereby given that this instrument is  executed on behalf of the  trustees  of the Fund as trustees  and not  individually  and that the  obligations  of this instrument are not binding upon any of the trustees or shareholders  individually  but are binding only upon the assets and property of the Fund.  Federal and state laws impose  responsibilities  under certain  circumstances  on persons who act in good faith,  and therefore,  nothing herein shall in any way constitute a waiver of limitation of any rights which the Fund or Investment Manager may have under applicable law.

               16.    Notices.  Any notices  under this  Agreement  shall be in writing,  addressed and delivered or mailed
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postage paid to the other party at such  address as such other party may  designate  for the receipt of such notice.  Until further notice, it is agreed that the address of the Fund shall be 126 High Street, Boston,  Massachusetts,  02110, and the
address of the Investment Manager shall be One Corporate Drive, Shelton, Connecticut 06484.

               17.    Questions  of  Interpretation.  Any  question  of  interpretation  of any term or  provision  of this
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Agreement  having a counterpart in or otherwise  derived from a term or provision of the  Investment  Company Act, shall be resolved by reference to such term or provision of the Act and to  interpretations  thereof,  if any, by the United  States
Courts or in the absence of any controlling  decision of any such court, by rules,  regulations or orders of the Securities and Exchange  Commission  issued  pursuant to said Act. In addition,  where the effect of a requirement  of the  Investment
Company Act,  reflected in any provision of this Agreement is released by rules,  regulation or order of the Securities and
Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

               IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement  to be executed in  duplicate by their respective officers on the day and year first above written.

                                                          AMERICAN SKANDIA TRUST

Attest:                                                   By: ___________________________________
                                                          Richard G. Davy
___________________________________                       Vice President

                                                          AMERICAN SKANDIA INVESTMENT
                                                          SERVICES, INCORPORATED

Attest:                                                   By: ___________________________________
                                                          John Birch
___________________________________                       Senior Vice President & Chief Operating Officer

                                                  American Skandia Trust
                                           AST DeAM Global Allocation Portfolio
                                              Investment Management Agreement

                                                         EXHIBIT A
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         An annual rate of .10% of the average daily net assets of the Portfolio.